Exhibit 99.2
Second Quarter 2022 Results 1 August 2022

Forward-Looking Statements and Financial Measures

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results and future economic conditions, including, but not limited to, continuing impacts related to COVID-19, including variants, reductions in government economic stimulus, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES® Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; our high level of indebtedness; increases in market interest rates; fluctuation in foreign exchange rates; new regulatory limitations related to consumer protection or data privacy limiting our services; and loss of consumer information due to compromised physical or cyber security.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section of both (1) our Form 10-K for the most recently ended fiscal year and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Further risks and uncertainties include, but are not limited to, the execution of restructuring plans and any resulting cost savings. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, we may present financial measures that are non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin and free cash flow. Adjusted EBITDA eliminates the non-cash depreciation of tangible assets and amortization of intangible assets, the non-cash effect of stock compensation expense, goodwill impairment, strategic transaction costs and restructuring and other charges. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue. Free cash flow represents cash flow from operations less capital expenditures. Free cash flow is a liquidity measure used by management to evaluate the amount of cash available for debt repayment, acquisition opportunities and other corporate purposes. No reconciliation is provided with respect to forward looking annual guidance as we cannot reliably predict all necessary components or their impact to reconcile these non-GAAP measures without unreasonable effort. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a material impact on our future results. Reconciliations to the most directly comparable GAAP financial measures are available in our earnings press release, which is posted in the Press Releases section on our website (www.loyaltyventures.com).

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Q2 2022 Key Takeaways 3 Performance Update • AIR MILES ® Reward Program miles issued increased 8% • BrandLoyalty is facing macro challenges, which have pressured growth and margins Capital Structure & Priorities • Secured flexibility through amendment to credit facility • Executed against strategic investment imperatives across Q2 • Committed to maintaining capital priorities across second half of 2022

Q2 2022 Summary of Financial Results

	Revenue	Adj. EBITDA[1]	Net Loss / Diluted EPS[2]
Q2	$172MM	$27MM	($442MM) ($17.95)
YTD	**$327MM**	**$52MM**	**($441MM) ($17.92)**

- Q2 Revenue increased 14% year-over-year despite the Collector value proposition enhancement at AIR MILES[3] and the decline in the EUR/USD exchange rate
  - Sequential revenue improvement in both segments in Q2 compared to Q1
- Q2 Adj. EBITDA decreased 15% year-over-year due to the Collector value proposition enhancement at AIR MILES and underperforming programs in EMEA and logistics costs at BrandLoyalty
- Net loss impacted by $423 million goodwill impairment at BrandLoyalty

Notes:
1. Adj. EBITDA excludes goodwill impairment, restructuring costs and strategic transaction costs
2. Loss per share ("EPS")
3. In accordance with ASC 606, "Revenue from contracts with customers", redemption revenue for our AIR MILES Reward Program is presented net of cost of redemptions

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BrandLoyalty Performance Update

Q2 2022 Revenue by Geography


5%
19%
76%
Americas
EMEA
APAC

Campaign Highlights

Retailer	Rewards Supplier
Carrefour	Luminarc
DAISO JAPAN	Peter Rabbit
la Comer	WMF
IGA	blomus

- EMEA impacted by inflation, rising rates and consumer anxiety
- APAC opening back up after long COVID lockdowns
- Americas expected to contribute to future growth

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Macro • Paused operations in Russia, with an estimated direct impact of $16 million in lost revenue in 2022 • Persistence of higher logistics costs reduced margins • Campaign under - performance as aspirational reward merchandise planned in 2021 did not align with consumer expectations today in current macro environment BrandLoyalty Recent Developments 6 Path Forward • Implementation of operational efficiency plan to offset margin impact of higher costs • Alternative reward merchandise, with a focus on digital - first campaigns to bypass supply chain challenges • Refocusing business development efforts towards familiar geographies and proven reward categories to reduce execution risk Goodwill • Macro conditions and performance triggered goodwill review, and resulted in a goodwill impairment of $423 million • Assumptions impacted by market conditions at the measurement date

AIR MILES Reward Program New Partnership Models 7 AIR MILES is focused on growing its Partner base – current and prospective Partners will discover more flexible and tailored loyalty options, and Collectors will benefit with more expansive earning opportunities Core Sponsor renewals provide a strong foundation, but AIR MILES is also pursuing new revenue streams through non - traditional partnerships AIR MILES will leverage its data, digital reach and currency to accelerate Partners’ growth Accelerate Growth Grow Partner Base New Revenue Streams

AIR MILES Reward Program Ecosystem Update 8 Core Card and Loyalty Linked Depth of Integration and Partnership AIR MILES Shops Open & Flexible Model Will Expand Ecosystem • Allows brands to participate and expand the commitment to AIR MILES as value proposition is proven over time • Access to scale – Collector base and communications channels • Enhanced data and insights beyond a brand’s four walls • Instant history with loyalty linking • Ease of integration – lessening friction to entry • Flexibility on term and exclusivities with preferential marketing and services available to more fully integrated Partners • Light - weight technology integration options • Measurable ROI – closed loop measure and attribution • Consolidation of investment to high impact promotions Partner Benefits Home Improvement Ontario Consumer Electronics Athletic Wear General Merchandise Fashion / Clothing Entertainment Travel / Hospitality

Renewal Update • Active discussions underway with key long - time Sponsors AIR MILES Reward Program Recent Developments 9 New Opportunities • Grocer exit enables pursuit of Partners in key adjacent verticals • Discussions underway with convenience stores, mass merchandise, discount and everyday low price • Goal to expand weekly touchpoints for Collectors and increase overall transaction volume, frequency and issuance BMO Grocery Accelerator • Partnered with Bank of Montreal to launch a flexible and timely campaign • Welcoming new shoppers to AIR MILES across every grocer in Canada • Rewarding existing Collectors during a time of rising grocery prices

CapEx commitment of $20 - $25MM to drive consumer engagement, digital innovation and data & analytics capabilities Improvements include mobile enrollment (bolsters Collector acquisition and retention) and self service (reduces call center volumes, creating a better user experience) Include monthly active app users and total active Collectors AIR MILES Reward Program Strategic Investments 10 Success Metrics Roadmap Progress

AIR MILES Reward Program Recent Performance 11 • Miles issued in Q2 up 8% year - over - year with particular strength in credit cards and fuel • Burn rate remained elevated due to pent - up demand for travel as pandemic restrictions have abated • Redemption Settlement Assets (held in trust) fund future redemptions 1,053 1,240 1,355 1,112 1,139 1,155 1,264 1,065 1,229 58% 55% 62% 67% 70% 78% 85% 99% 100% 0% 20% 40% 60% 80% 100% 120% 140% 160% 0 200 400 600 800 1,000 1,200 1,400 1,600 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Miles Issued (in Millions) Miles Redeemed / Issued ("Burn Rate")

Financial Results – Consolidated 12 ($ in millions, except per share) Q2 2022 Q2 2021 % Change YTD 6/30/22 YTD 6/30/21 % Change Total revenue $171.8 $150.9 14% $326.7 $327.5 -% Operating expenses Cost of operations (exclusive of goodwill impairment and restructuring costs below) $155.3 $130.4 19% $298.8 $279.0 7% Goodwill impairment 422.9 - nm 422.9 - nm Restructuring and other charges 4.3 - nm 4.3 - nm Total operating expenses $582.5 $130.4 nm $726.0 $279.0 nm Operating (loss) income ($410.7) $20.5 nm ($399.3) $48.5 nm Interest expense (income), net 9.4 (0.1) nm 18.4 (0.2) nm (Loss) income before income taxes and loss from investment in unconsolidated subsidiary ($420.1) $20.6 nm ($417.7) $48.7 nm Provision for income taxes $21.8 $6.1 nm $23.2 $15.1 nm Loss from investment in unconsolidated subsidiary – related party, net of tax - 0.0 nm - 0.0 nm Net (loss) income ($441.9) $14.5 nm ($440.9) $33.5 nm Net (loss) income per share - Diluted ($17.95) $0.59 nm ($17.92) $1.36 nm Weighted average shares - Diluted 24.6 24.6 0% 24.6 24.6 0%

Financial Results – Segments 13 Notes: 1. In accordance with ASC 606, “Revenue from contracts with customers”, redemption revenue for our AIR MILES Reward Program is p res ented net of cost of redemptions ($ in millions) Q2 2022 Q2 2021 % Change YTD 6/30/22 YTD 6/30/21 % Change AIR MILES Reward Program (1) $66.6 $71.9 (7%) $132.3 $142.2 (7%) BrandLoyalty 105.3 79.0 33% 194.6 185.3 5% Eliminations (0.0) - nm (0.1) - nm Total Revenue $171.8 $150.9 14% $326.7 $327.5 -% AIR MILES Reward Program $31.6 $36.8 (14%) $61.0 $73.2 (17%) BrandLoyalty (0.5) (1.1) (59%) (0.2) 4.6 (105%) Corporate/Other (3.7) (3.4) 8% (8.6) (6.7) 29% Total Adj. EBITDA $27.4 $32.2 (15%) $52.1 $71.1 (27%)

148 32 (14) 166 2021A 2022E AIR MILES BrandLoyalty Corporate 285 451 735 2021A 2022E AIR MILES BrandLoyalty 2022 Consolidated Outlook 14 Revenue $MM Adj. EBITDA $MM Key Commentary Based on our current visibility, we expect full year 2022 revenue to range from $690 to $710 million Growth in issuance and redemptions balanced with uncertainty on regional timing of grocer exit Persistence of higher logistics costs, mismatch of previously planned campaigns with luxury/aspirational rewards and consumers' economic concerns are heavily impacting 2022 performance 110 690 – 710 260 430 – 450 110 18 – 20 (18) – (20)

Financial Results – Recent Developments 15 Operational Efficiency Program Debt Covenant • Modified leverage covenant to provide flexibility to transform the business 2022 2023 2024 2025 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Prior Covenant Maximum Leverage 5.00x 4.50x 4.25x Amended Covenant Maximum Leverage 5.75x 5.50x 5.25x 5.00x 4.75x Reduce Expense Base $15 Million in Expected Run - Rate Annual Savings Mitigate Short - Term Risk & Position for Long - Term

Liquidity & Capital Structure 16 Cash and Cash Equivalents (1) Revolver Capacity (2) Liquidity $97 $127 $224 Net Debt at 6/30/22 $552 Gross Debt at 6/30/22 $650 Less: Cash at 6/30/22 ($97) Q2 2022 Liquidity Capital Structure ($ in millions) ($ in millions, figures do not total due to rounding) 2022 Free Cash Flow priorities include reinvesting in the business and deleveraging Gross Debt at 3/31/22 $662 Less: Q2 Debt Reduction ($13) Notes: 1. Redemption Settlement Assets, which include restricted cash, are presented separately on the balance sheet 2. $150MM revolver; no amounts borrowed, but adjusted for letters of credit

More flexibility after Operating Efficiency Plan and covenant adjustments BrandLoyalty developing new solutions in response to macro challenges AIR MILES introducing new ways to participate in the Program for both Sponsors and Collectors Fortifying the business for uncertain economic climate while positioning Loyalty Ventures for expected growth in 2023 and beyond Summary 17 1 2 3 4

APPENDIX

2022 Taxes

- AIR MILES Reward Program and BrandLoyalty tax rates estimated to range from ~25% to ~28%(1)
- Currently non-deductible U.S. expenses, including interest expense, corporate overhead and Canadian withholding taxes will negatively impact our effective tax rate
  - Non-deductible expenses have an unlimited carryforward period to be used against future U.S. taxable income
- Non-deductible goodwill impairment and write-down of BrandLoyalty deferred tax assets negatively impacted the effective tax rate in Q2
- Estimated cash taxes of $25MM to $30MM

Notes:
1. Excluding write-down of BrandLoyalty deferred tax assets and goodwill impairment

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